UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of report (Date of earliest event reported) November 3, 2025

AT&T INC.

(Exact Name of Registrant as Specified in Charter)

Delaware	001-08610	43-1301883
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

208 S. Akard St., Dallas, Texas	75202
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code (210) 821-4105

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240-14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities Registered Pursuant to Section 12(b) of the Act

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Shares (Par Value $1.00 Per Share)	T	New York Stock Exchange
NYSE Texas
Depositary Shares, each representing a 1/1000th interest in a share of 5.000% Perpetual Preferred Stock, Series A	T PRA	New York Stock Exchange
Depositary Shares, each representing a 1/1000th interest in a share of 4.750% Perpetual Preferred Stock, Series C	T PRC	New York Stock Exchange
AT&T Inc. 3.550% Global Notes due November 18, 2025	T 25B	New York Stock Exchange
AT&T Inc. 3.500% Global Notes due December 17, 2025	T 25	New York Stock Exchange
AT&T Inc. 0.250% Global Notes due March 4, 2026	T 26E	New York Stock Exchange
AT&T Inc. 1.800% Global Notes due September 5, 2026	T 26D	New York Stock Exchange
AT&T Inc. 2.900% Global Notes due December 4, 2026	T 26A	New York Stock Exchange
AT&T Inc. Floating Rate Global Notes due September 16, 2027	T 27C	New York Stock Exchange
AT&T Inc. 1.600% Global Notes due May 19, 2028	T 28C	New York Stock Exchange
AT&T Inc. 2.350% Global Notes due September 5, 2029	T 29D	New York Stock Exchange
AT&T Inc. 4.375% Global Notes due September 14, 2029	T 29B	New York Stock Exchange
AT&T Inc. 2.600% Global Notes due December 17, 2029	T 29A	New York Stock Exchange
AT&T Inc. 0.800% Global Notes due March 4, 2030	T 30B	New York Stock Exchange
AT&T Inc. 3.150% Global Notes due June 1, 2030	T 30C	New York Stock Exchange
AT&T Inc. 3.950% Global Notes due April 30, 2031	T 31F	New York Stock Exchange
AT&T Inc. 2.050% Global Notes due May 19, 2032	T 32A	New York Stock Exchange
AT&T Inc. 3.550% Global Notes due December 17, 2032	T 32	New York Stock Exchange
AT&T Inc. 3.600% Global Notes due June 1, 2033	T 33A	New York Stock Exchange
AT&T Inc. 5.200% Global Notes due November 18, 2033	T 33	New York Stock Exchange
AT&T Inc. 3.375% Global Notes due March 15, 2034	T 34	New York Stock Exchange
AT&T Inc. 4.300% Global Notes due November 18, 2034	T 34C	New York Stock Exchange
AT&T Inc. 2.450% Global Notes due March 15, 2035	T 35	New York Stock Exchange
AT&T Inc. 3.150% Global Notes due September 4, 2036	T 36A	New York Stock Exchange
AT&T Inc. 4.050% Global Notes due June 1, 2037	T 37B	New York Stock Exchange
AT&T Inc. 2.600% Global Notes due May 19, 2038	T 38C	New York Stock Exchange
AT&T Inc. 1.800% Global Notes due September 14, 2039	T 39B	New York Stock Exchange
AT&T Inc. 7.000% Global Notes due April 30, 2040	T 40	New York Stock Exchange
AT&T Inc. 4.250% Global Notes due June 1, 2043	T 43	New York Stock Exchange
AT&T Inc. 4.875% Global Notes due June 1, 2044	T 44	New York Stock Exchange
AT&T Inc. 4.000% Global Notes due June 1, 2049	T 49A	New York Stock Exchange
AT&T Inc. 4.250% Global Notes due March 1, 2050	T 50	New York Stock Exchange
AT&T Inc. 3.750% Global Notes due September 1, 2050	T 50A	New York Stock Exchange
AT&T Inc. 5.350% Global Notes due November 1, 2066	TBB	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

ITEM 1.01 Entry into a Material Definitive Agreement.

On November 3, 2025, AT&T Inc. (the “Company”) entered into (i) a $12.0 billion Second Amended and Restated Credit Agreement (the “Revolving Credit Agreement”), with Citibank, N.A., as agent, amending and restating the Company’s existing $12.0 billion Amended and Restated Credit Agreement, dated as of November 17, 2022, and (ii) a $17.5 billion Delayed Draw Term Loan Credit Agreement (the “Term Loan”), with Bank of America, N.A., as agent.

Revolving Credit Agreement

In the event advances are made under the Revolving Credit Agreement, those advances would be used for general corporate purposes.

Advances under the Revolving Credit Agreement denominated in U.S. dollars will bear interest, at the Company’s option, either:

•

at a variable annual rate equal to: (1) the highest of (but not less than zero) (a) the rate of interest announced publicly by Citibank in New York, New York, from time to time, as Citibank’s base rate, (b) 0.5% per annum above the federal funds rate, and (c) the forward-looking term rate based on the secured overnight financing rate (“Term SOFR”) for a period of one month plus 1.00%, plus (2) an applicable margin, as set forth in the Revolving Credit Agreement (the “Applicable Margin for Base Advances”); or

•

at a rate equal to: (i) Term SOFR for a period of one, three or six months, as applicable, plus (ii) an applicable margin, as set forth in the Revolving Credit Agreement (the “Applicable Margin for Benchmark Rate Advances”).

Advances under the Revolving Credit Agreement denominated in Euro will bear interest at the Euro Interbank Offered Rate (EURIBOR) plus the Applicable Margin for Benchmark Rate Advances.

Advances under the Revolving Credit Agreement denominated in Sterling will bear interest at the Sterling Overnight Index Average (SONIA) plus the Applicable Margin for Benchmark Rate Advances.

The Applicable Margin for Benchmark Rate Advances under the Revolving Credit Agreement will be equal to 0.690%, 0.805%, 0.920% or 1.045% per annum depending on the Company’s senior unsecured long-term debt ratings. The Applicable Margin for Base Advances will be equal to the greater of (x) 0.00% and (y) the relevant Applicable Margin for Benchmark Rate Advances minus 1.00% per annum, depending on the Company’s senior unsecured long-term debt ratings.

The Company will also pay a facility fee of 0.060%, 0.070% or 0.080% per annum of the amount of lender commitments, depending on the Company’s senior unsecured long-term debt ratings.

As of the date of this filing, the Company’s senior unsecured long-term debt is rated BBB by S&P, Baa2 by Moody’s and BBB+ by Fitch, and, accordingly, the Applicable Margin for Benchmark Rate Advances at this time is 0.920% and the facility fee applicable at this time is 0.080%. S&P, Moody’s and Fitch may change their ratings at any time, and the Company disclaims any obligation to provide notice of any changes to these ratings.

In the event that the Company’s senior unsecured long-term debt ratings are split by S&P, Moody’s and Fitch, then the Applicable Margin for Benchmark Rate Advances, the Applicable Margin for Base Advances or the facility fee, as the case may be, will be determined by the highest of the three ratings, except that in the event the lowest of such ratings is more than one level below the highest of such ratings, then the Applicable Margin for Benchmark Rate Advances, the Applicable Margin for Base Advances or the facility fee, as the case may be, will be determined based on the level that is one level above the lowest of such ratings.

The obligations of the lenders under the Revolving Credit Agreement to provide advances to the Company will terminate on November 3, 2030, unless the commitments are terminated in whole prior to that date. All advances must be repaid no later than the date on which lenders are no longer obligated to make any advances under the Revolving Credit Agreement.

The Revolving Credit Agreement provides that the Company and lenders representing more than 50% of the facility amount may agree to extend their commitments under the Revolving Credit Agreement for two one-year periods beyond the initial termination date. The Company has the right to terminate, in whole or in part, amounts committed by the lenders under the Revolving Credit Agreement in excess of any outstanding advances; however, any such terminated commitments may not be reinstated.

The Revolving Credit Agreement also provides that the Company may request that the aggregate amount of the commitments of the lenders under the Revolving Credit Agreement be increased by an integral multiple of $25 million to be effective as of a date that is at least 90 days prior to the scheduled termination date then in effect, provided that in no event shall the aggregate amount of the commitments of the lenders under the Revolving Credit Agreement at any time exceed $14 billion.

The Revolving Credit Agreement contains certain representations and warranties and covenants, including a limitation on liens covenant and, beginning in the first fiscal quarter ending after the closing date, a net debt-to-EBITDA financial ratio covenant that the Company will maintain, as of the last day of each fiscal quarter, a ratio of not more than 3.75 to 1 of:

(A)

all items that would be treated under accounting principles generally accepted in the United States (“GAAP”) as specified in the Revolving Credit Agreement as indebtedness on the Company’s consolidated balance sheet minus the amount by which the sum of (i) 100% of unrestricted cash and cash equivalents held by the Company and its subsidiaries in the United States, and funds available on demand by the Company and its subsidiaries in the United States (including but not limited to time deposits), and (ii) 65% of unrestricted cash and cash equivalents held by the Company and its subsidiaries outside of the United States, exceeds $2 billion in the aggregate (for the avoidance of doubt, any cash and cash equivalents held by the Company and its subsidiaries outside of the United States shall not be considered “restricted” solely as a result of the repatriation of such cash and cash equivalents being subject to any legal limitation or otherwise resulting in adverse tax consequences to the Company), to

(B)

the net income of the Company and its consolidated subsidiaries, determined on a consolidated basis for the four quarters then ended in accordance with GAAP, adjusted to exclude the effects of (a) gains or losses from discontinued operations, (b) any extraordinary or other non-recurring non-cash gains or losses (including non-cash restructuring charges), (c) accounting changes including any changes to Accounting Standards Codification 715 (or any subsequently adopted standards relating to pension and postretirement benefits) adopted by the Financial Accounting Standards Board after the date of the Revolving Credit Agreement, (d) interest expense, (e) income tax expense or benefit, (f) depreciation, amortization and other non-cash charges (including actuarial gains or losses from pension and postretirement plans), (g) interest income, (h) equity income and losses and (i) other non-operating income or expense. In the event the Company makes a Material Acquisition or a Material Disposition (each as defined in the Revolving Credit Agreement) during the relevant four quarter period, pro forma effect will be given to such material acquisition or material disposition, as if such material acquisition or material disposition occurred on the first day of such period.

Events of default under the Revolving Credit Agreement, which, if occurring after the advances are made, would result in the acceleration of or permit the lenders to accelerate, as applicable, required payment under the Revolving Credit Agreement and which would increase the Applicable Margin for Benchmark Rate Advances and the Applicable Margin for Base Advances by 2.00% per annum, whether automatically or upon the request of the requisite lenders under the Revolving Credit Agreement, as applicable, include the following:

•	Failure to pay principal or interest, fees or other amounts under the Revolving Credit Agreement beyond any applicable grace period;

•	Material breaches of representations and warranties in the Revolving Credit Agreement;

•	Failure to comply with the preservation of corporate existence, visitation rights or reporting requirements specified under the Revolving Credit Agreement;

•	Failure to comply with the negative covenants or the net debt-to-EBITDA ratio covenant described above;

•	Failure to comply with other covenants under the Revolving Credit Agreement for a specified period after notice;

•

Failure by the Company or its material subsidiaries, as applicable, to pay when due other debt of $1 billion (the “Threshold Amount”) after any applicable grace period, (2) the occurrence of any other event or condition under any agreement or instrument related to such other debt (other than any required prepayment due to illegality or termination of enforceability of any export credit guarantee) if the effect is to accelerate the maturity of such other debt or (3) the declaration of any such other debt to be due and payable prior to the stated maturity thereof or required to be prepaid or redeemed, purchased or defeased or an offer to prepay, redeem, purchase or defease is required to be made prior to the stated maturity thereof (clauses (2) and (3) are commonly referred to as “cross-acceleration”), except that no debt of a person that is merged into or consolidated with the Company or any material subsidiary of the Company or that becomes a material subsidiary of the Company is covered by this cross-acceleration provision for a period of 90 days after the date that such other debt becomes debt of the Company or any of its material subsidiaries, and cross-acceleration does not apply to any prepayment or similar event resulting from a voluntary notice of prepayment or similar action;

•	Commencement by a creditor of enforcement proceedings within a specified period after a money judgment in excess of the Threshold Amount has become final unless such claim is otherwise insured;

•	Acquisition by any person or group of beneficial ownership of more than 50% of the Company common shares;

•

Failure by the Company or certain affiliates to make certain minimum funding payments under the Employee Retirement Income Security Act of 1974, and such failure could reasonably be expected to subject the Company to liabilities in excess of the Threshold Amount; and

•	Specified events of bankruptcy or insolvency.

The description of the Revolving Credit Agreement contained in this Item 1.01 does not purport to be complete and is qualified in its entirety by reference to the Revolving Credit Agreement, which is attached hereto as Exhibit 10.1 and is incorporated herein by reference.

Delayed Draw Term Loan Credit Agreement

The Term Loan is comprised of (i) a $6.0 billion 364-day delayed draw term loan facility (the “364-Day Term Loan Facility”) and (ii) a $11.5 billion two-year delayed draw term loan facility (the “Two-Year Term Loan Facility”). Each of the 364-Day Term Loan Facility and Two-Year Term Loan Facility is available for a single draw at any time before November 3, 2026. The proceeds of the Term Loan will be used for general corporate purposes of the Borrower and its Subsidiaries, which may include financing acquisitions of additional spectrum.

Advances will bear interest, at the Company’s option, either:

•

at a variable annual rate (“Base Rate”) equal to: (1) the highest of (but not less than zero) (a) the prime rate quoted by Bank of America, N.A., (b) 0.5% per annum above the federal funds rate, and (c) the forward-looking SOFR term rate administered by the Chicago Mercantile Exchange (or any successor administrator) and published on the applicable Reuters screen page (or such other commercially available source providing such quotations) (the “Term SOFR Screen Rate”) for a period of one month plus 1.00%, plus (2) an applicable margin, as set forth in the Term Loan (the “Applicable Margin for Base Rate Advances”); or

•

at a variable annual rate based upon Term SOFR (“SOFR Rate”) equal to: (1) the Term SOFR Screen Rate with a term equivalent to the applicable interest period of the advance plus (2) an applicable margin, as set forth in the Term Loan (the Applicable Margin for SOFR Rate Advances”).

The Term Loan is not subject to amortization and the entire principal amount of (i) the 364-Day Term Loan Facility will be due and payable 364 days after the date on which the borrowing is made and (ii) the Two-Year Term Loan Facility will be due and payable two years after the date on which the borrowing is made.

The Applicable Margin for SOFR Rate Advances will be equal to 0.450%, 0.575%, 0.825%, 0.950% and 1.075% per annum for the 364-Day Term Loan Facility and 0.550%, 0.675%, 0.925%, 1.050% and 1.175% per annum for the Two-year Term Loan Facility, in each case, depending on the Company’s senior unsecured long-term debt ratings. The Applicable Margin for Base Rate Advances under the Term Loan will be equal to the greater of (x) 0.00% and (y) the relevant Applicable Margin for SOFR Rate Advances minus 1.00% per annum, depending on the Company’s unsecured long-term debt ratings.

Commencing March 3, 2026, the Company will also pay a fee of 0.050%, 0.060%, 0.070%, 0.080% or 0.100% per annum of the amount of unused lender commitments (the “Commitment Fee”), depending on the Company’s senior unsecured long-term debt ratings.

In the event that the Company’s senior unsecured long-term debt ratings are split by S&P and Moody’s, then the Applicable Margin for Base Rate Advances, the Applicable Margin for SOFR Rate Advances and the Commitment Fee, as the case may be, will be determined by the highest of the two ratings, except that in the event the lowest of such ratings is more than one level below the highest of such ratings, then the Applicable Margin for Base Rate Advances, the Applicable Margin for SOFR Rate Advances and the Commitment Fee, as the case may be, will be determined based on the level that is one level above the lowest of such ratings.

The Term Loan contains certain representations and warranties and covenants, including a limitation on liens covenant and, beginning in the first full fiscal quarter ending after the closing date (i.e., the fiscal quarter ending March 31, 2026), a net debt-to-EBITDA financial ratio covenant that the Company will maintain, as of the last day of each fiscal quarter, a ratio of not more than 3.75 to 1 of:

(A)

all items that would be treated under accounting principles generally accepted in the United States (“GAAP”) as specified in the Term Loan as indebtedness on the Company’s consolidated balance sheet minus the amount by which the sum of (i) 100% of unrestricted cash and cash equivalents held by the Company and its subsidiaries in the United States, and funds available on demand by the Company and its subsidiaries in the United States (including but not limited to time deposits), and (ii) 65% of unrestricted cash and cash equivalents held by the Company and its subsidiaries outside of the United States, exceeds $2 billion in the aggregate (for the avoidance of doubt, any cash and cash equivalents held by the Company and its subsidiaries outside of the United States shall not be considered “restricted” solely as a result of the repatriation of such cash and cash equivalents being subject to any legal limitation or otherwise resulting in adverse tax consequences to the Company), to

(B)

the net income of the Company and its consolidated subsidiaries, determined on a consolidated basis for the four quarters then ended in accordance with GAAP, adjusted to exclude the effects of (a) gains or losses from discontinued operations, (b) any extraordinary or other non-recurring non-cash gains or losses (including non-cash restructuring charges), (c) accounting changes including any changes to Accounting Standards Codification 715 (or any subsequently adopted standards relating to pension and postretirement benefits) adopted by the Financial Accounting Standards Board after the date of the Term Loan, (d) interest expense, (e) income tax expense or benefit, (f) depreciation, amortization and other non-cash charges (including actuarial gains or losses from pension and postretirement plans), (g) interest income, (h) equity income and losses and (i) other non-operating income or expense. In the event the Company makes a Material Acquisition or a Material Disposition (each as defined in the Term Loan) during the relevant four quarter period, pro forma effect will be given to such material acquisition or material disposition, as if such material acquisition or material disposition occurred on the first day of such period.

Events of default under the Term Loan, which, if occurring after the advances are made, would result in the acceleration of or permit the lenders to accelerate, as applicable, required payment and which would increase the Applicable Margin for SOFR Rate Advances and the Applicable Margin for Base Rate Advances by 2.00% per annum, whether automatically or upon the request of the requisite lenders, as applicable, include the following:

•	Failure to pay principal or interest, fees or other amounts under the Term Loan beyond any applicable grace period;

•	Material breaches of representations and warranties in the Term Loan;

•	Failure to comply with the preservation of corporate existence, visitation rights or reporting requirements specified under the Term Loan;

•	Failure to comply with the negative covenants or the net debt-to-EBITDA ratio covenant described above;

•	Failure to comply with other covenants under the Term Loan for a specified period after notice;

•

Failure by the Company or its material subsidiaries, as applicable, to pay when due other debt of the Threshold Amount after any applicable grace period, (2) the occurrence of any other event or condition under any agreement or instrument related to such other debt (other than any required prepayment due to illegality or termination of enforceability of any export credit guarantee) if the effect is to accelerate the maturity of such other debt or (3) the declaration of any such other debt to be due and payable prior to the stated maturity thereof or required to be prepaid or redeemed, purchased or defeased or an offer to prepay, redeem, purchase or defease is required to be made prior to the stated maturity thereof (clauses (2) and (3) are commonly referred to as “cross-acceleration”), except that no debt of a person that is merged into or consolidated with the Company or any material subsidiary of the Company or that becomes a material subsidiary of the Company is covered by this cross-acceleration provision for a period of 90 days after the date that such other debt becomes debt of the Company or any of its material subsidiaries, and cross-acceleration does not apply to any prepayment or similar event resulting from a voluntary notice of prepayment or similar action;

•	Commencement by a creditor of enforcement proceedings within a specified period after a money judgment in excess of the Threshold Amount has become final unless such claim is otherwise insured;

•	Acquisition by any person or group of beneficial ownership of more than 50% of the Company common shares;

•

Failure by the Company or certain affiliates to make certain minimum funding payments under the Employee Retirement Income Security Act of 1974, and such failure could reasonably be expected to subject the Company to liabilities in excess of the Threshold Amount; and

•	Specified events of bankruptcy or insolvency.

The description of the Term Loan contained in this Item 1.01 does not purport to be complete and is qualified in its entirety by reference to the Term Loan, which is attached hereto as Exhibit 10.2 and is incorporated herein by reference.

ITEM 2.03 Creation of a Direct Financial Obligation or an Obligation Under an Off-Balance Sheet Arrangement of a Registrant

The disclosure under Item 1.01 is incorporated by reference into this Item 2.03.

ITEM 9.01 Financial Statements and Exhibits.

(d) Exhibits

10.1	U.S. $12,000,000,000 Second Amended and Restated Credit Agreement, dated as of November 3, 2025, among AT&T Inc., the lenders named therein and Citibank, N.A., as agent.

10.2	U.S. $17,500,000,000 Delayed Draw Term Loan Credit Agreement, dated as of November 3, 2025, among AT&T Inc., the lenders named therein and Bank of America, N.A., as agent.

104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

Signature

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

AT&T INC.

Date: November 3, 2025	By:	/s/ George B Goeke
George B. Goeke
Senior Vice President and Treasurer